UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 8.01.	OTHER EVENTS

On July 31, 2009, Environmental Power Corporation (the “Company”), its subsidiary, Microgy Holdings, LLC (“Holdings”), the purchasers of the $62.425 million in tax-exempt bonds (the “Bonds”) issued in connection with Holdings’ tax-exempt bond financing in California in September 2008 (the “Bondholders”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) entered into a First Amendment (the “Amendment”) to the Demand Purchase Agreement, dated as of September 3, 2008, among the Company, Holdings, the Bondholders and the Trustee (the “Demand Purchase Agreement”) to extend to September 15, 2009 the date until which the Bondholders may exercise the Option (as defined below), and to extend to September 30, 2009, the date on which the Company would be required to pay costs of issuance if the Option is exercised.

The Company, Holdings and the Bondholders deem it in their mutual best interests to extend the period of time during which the Option may be exercised, in light of current capital raising activities by the Company and Holdings. The purpose of the Amendment is to provide adequate time for continued discussions between the Company and Holdings, on the one hand, and the Bondholders, on the other hand.

Pursuant to the Demand Purchase Agreement, if certain conditions set forth in the Loan Agreement, dated as of August 1, 2008 (the “Loan Agreement”) with the California Statewide Community Development Authority (the “Funding Conditions”) were not met by June 30, 2009, the holders of a majority of the Bonds would have the option, exercisable by written notice to Holdings on or before July 31, 2009, to require Holdings to purchase the Bonds at par plus accrued interest on or before August 31, 2009 (the “Option”). If Holdings does not purchase the Bonds upon exercise of the Option, Holdings will be deemed to have abandoned construction of the Facilities, and the Bonds will be called for redemption. If the Bonds are called for redemption, the Company had agreed to contribute, on or before August 31, 2009, an amount equal to the portion of the proceeds of the Bonds used to pay costs of issuance. The Funding Conditions included (i) that Holdings’ Huckabay Ridge facility has produced an average of 1,525 MMBtu of its RNG® product per day for a period of 60 consecutive days (the “Test Period”), (ii) that the Huckabay Ridge Facility has produced gross profit of at least $350,000 during the Test Period and (iii) that the Company, Holdings or Holdings’ subsidiaries have raised an aggregate of at least $39.825 million in additional capital after September 3, 2008, of which at least $12.325 million is available for investment in the California facilities financed by the Bonds. As of June 30, 2009, the Funding Conditions had not been met, and the Option became exercisable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: August 3, 2009